As filed with the Securities and Exchange Commission on January 21, 2005

                                               Registration No. 333- ___________
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                              Eagle Broadband, Inc.
             (Exact name of registrant as specified in its charter)

              Texas                                              76-0494995
 (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)
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                              101 Courageous Drive
                          League City, Texas 77573-3925
                                 (281) 538-6000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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                                David A. Weisman
                              101 Courageous Drive
                          League City, Texas 77573-3925
                                 (281) 538-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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                                    Copy to:
                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                                 Three Riverway
                                   Suite 1800
                              Houston, Texas 77056
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        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
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     If the only securities being registered on this form are being offered
pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                         Proposed maximum   Proposed maximum
Title of securities    Amount to be       offering price   aggregate offering     Amount of
 to be registered      registered(1)        per share(2)         price(2)      registration fee
------------------- ------------------- ------------------ ------------------ ------------------

   Common Stock,     30,000,000 shares        $ 0.58           $17,400,000        $2,205.00
 $ 0.001 par value

     (1) This registration statement also relates to any additional number of shares as may be issuable in the event of any future stock split, stock dividend or other similar transactions.

     (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock, $0.001 par value per share, reported on the American Stock Exchange on January 19, 2005.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

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                  SUBJECT TO COMPLETION, DATED JANUARY 21, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

                                   PROSPECTUS

                              EAGLE BROADBAND, INC.

                        30,000,000 Shares of Common Stock

     This prospectus will allow us to issue, from time to time in one or more offerings, up to 30,000,000 shares of our common stock. In this prospectus, we sometimes refer to our common stock as the "securities." Each time we sell securities:

     o    we will provide a prospectus supplement; and

     o the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this document.

     You should read this document and any prospectus supplement carefully before you invest.

     Our common stock is quoted on the American Stock Exchange under the symbol "EAG." On January 19, 2005, the last sales price of our common stock as reported on the American Stock Exchange was $0.58.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DESCRIPTION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES OFFERED BY THIS PROSPECTUS.

                 The date of this Prospectus is __________, 2005
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
   PROSPECTUS SUMMARY                                                        1
   ------------------
   RISK FACTORS                                                              2
   ------------
   FORWARD-LOOKING STATEMENTS                                                3
   --------------------------
   USE OF PROCEEDS                                                           4
   ---------------
   DESCRIPTION OF COMMON STOCK                                               4
   ---------------------------
   PLAN OF DISTRIBUTION                                                      4
   --------------------
   LEGAL MATTERS                                                             5
   -------------
   EXPERTS                                                                   5
   -------
   WHERE TO LEARN MORE ABOUT US                                              5
   ----------------------------
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           5
   -----------------------------------------------
   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
   -----------------------------------------------------------------------
    LIABILITIES                                                              6
    -----------

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                        i
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

                               PROSPECTUS SUMMARY

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf registration process, we may offer and sell, from time to time, up to an aggregate of 30,000,000 shares of common stock, in one or more offerings and at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the common stock we are offering and may offer in the future. Each time we offer any of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

     The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus. As used in this prospectus, the terms "we", "us", "our", "Company," "Eagle" and "Eagle Broadband" refers to Eagle Broadband, Inc. and its wholly-owned subsidiaries.

About Eagle Broadband

Our Business

     Eagle is a leading provider of broadband, Internet protocol (IP) and satellite communications technology and services. The Company is focused on three core businesses: broadband bundled services, IP set-top boxes and satellite communications technology. The Company's product offerings include an exclusive "four-play" suite of IP-based broadband bundled services with high-speed Internet, cable TV, telephone and security monitoring, and a turnkey suite of financing, network design, operational and support services that enables municipalities, utilities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle offers the HDTV-ready Media Pro IP set-top box product line that enables hotel operators and service providers to maximize revenues by offering state-of-the-art in-room entertainment and video services. The Company also develops and markets the SatMAX satellite communications system that allows government, military, homeland security, aviation, maritime and enterprise customers to deliver reliable, non-line-of-sight, voice and data communications services via the Iridium satellite network from any location on Earth.

     Eagle designs and manufactures a wide range of broadband products and provides complete installation services for copper, fiber, and wireless to commercial and residential markets. Core products offered by Eagle target end users of broadband services and include Internet, telephone, cable television, and security monitoring services, which services we refer to as bundled digital services or BDS. Each subscriber provides the Company with the opportunity to create a recurring revenue stream as well as the opportunity to sell additional products, such as Eagle's set-top boxes to existing customers. Management's goal is to obtain near-term and long-term recurring revenue.

     Eagle designs, markets and services its products under the Eagle name. Eagle provides service and support for its products, as well as consulting and research development on a contract basis. In addition, Eagle offers a line of IP set-top boxes and satellite communication products. Most of Eagle's broad line of products, covering the messaging spectrum as well as specific personal communication systems, and specialized mobile radio products are certified by the Federal Communications Commission.

     As of August 31, 2004, the Company's active subsidiaries were: Eagle Broadband Services, Inc. (EBS), operating as Eagle BDS; DSS Security, Inc.
(DSS), operating as Eagle Security Services; and Eagle Managed Services. Additionally, Eagle has a number of inactive subsidiaries that had results in one or more of the periods included in the financial statements covered by this report. These inactive subsidiaries include: ClearWorks Communications, Inc.
(COMM), formerly operated as BDS; ClearWorks.net, Inc. (.NET); ClearWorks Home Systems, Inc. (HSI), operated as Eagle Residential Structured Wiring; Eagle Wireless International, Inc. (EWI); Contact Wireless, Inc. (CWI), operated as Eagle Paging Services; United Computing Group, Inc. (UCG), operated as Eagle Technology Services; and Link Two Communications, Inc. (LINK II), operated as Eagle Messaging Services. Eagle has incorporated certain ongoing operations of the inactive subsidiaries into the active subsidiaries listed above including Atlantic Pacific Communications (APC) and Etoolz, Inc. (ETI). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.


General

     Eagle was incorporated in May 1993 and changed its name in February 2002 to Eagle Broadband, Inc., its current name. Eagle's principal place of business is located at 101 Courageous Drive, League City, Texas 77573. Its telephone number is (281) 538-6000 and its web site address is www.eaglebroadband.com.


About the Offering

   Common stock offered in this
   prospectus                             30,000,000 shares

   Common stock outstanding as of
   January 10, 2005:                      225,491,457 shares

   Common stock outstanding does not
   include the following:                 15,383,965 shares reserved for
                                          issuance pursuant to employee benefit
                                          plans, Warrants, or other derivative
                                          securities.

   Use of proceeds                        See "Use of Proceeds"

   American Stock Exchange Ticker Symbol  EAG

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                                       1

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. If any of the following risks actually occur, our business could be harmed. The value of our stock could decline, and you may lose all or part of your investment. Further, this prospectus contains forward-looking statements and actual results may differ significantly from the results contemplated by such forward-looking statements.

We have a history of operating losses and may never achieve profitability.

     From inception through November 30, 2004, we have incurred an accumulated deficit in the amount of $162,602,000. For the quarter ended November 30, 2004, we incurred net losses in the amount of $4,448,000. We anticipate that we will incur losses from operations for the current fiscal year. We will need to generate significant revenues and control expenses to achieve profitability. Our future revenues may never exceed operating expenses, thereby making the continued viability of our company dependent upon raising additional capital.

We have recently restated our financial statements.

     Eagle Broadband restated its consolidated financial statements for the years ended August 31, 2003, 2002 and 2001, to correctly present goodwill, intangible assets, amortization expense and net loss and restated its consolidated financial statements as of May 31, 2003, and February 28, 2003, to increase the provision for bad debt. During the quarter ended May 31, 2004, it was determined the allocation of the purchase price to net assets acquired in connection with Eagle's acquisition of Clearworks.net, Inc., and certain other classifications of intangible assets had not been accounted for appropriately. The principal change to previously issued financial statements related to the reclassification of Eagle's goodwill to contract rights, customer relationships and other intangible assets that are amortizable versus goodwill not being amortizable following Eagle's adoption of FAS 142. In the future, if Eagle discovers it may need to further reallocate goodwill, we may be required to restate our financial statements during the period in which any reallocation is determined.


As we have not generated positive cash flow from operations for the past three fiscal years, our ability to continue operations is dependent on our ability to either begin to generate positive cash flow from operations or our ability to raise capital from outside sources.

     We have not generated positive cash flow from operations during the last three fiscal years and we currently rely on external sources of capital to fund operations. At November 30, 2004, we had approximately $474,000 in cash, cash equivalents and securities available for sale, and a working capital deficit of approximately $13,490,000. Our net cash used by operations for the three months ended November 30, 2004, was approximately $870,000.

     We believe our current cash position and expected cash flow from operations will be sufficient to fund operations during the current fiscal year. Thereafter, we will need to raise additional funding unless our operations generate sufficient cash flows to fund operations. Historically, we have relied upon best efforts third-party funding from individual accredited investors. Though we have been successful at raising additional capital on a best efforts basis in the past, we may not be successful in any future best efforts financing efforts. We do not have any significant credit facilities or firm financial commitments established as of the date hereof. If we are unable to either obtain financing from external sources or generate internal liquidity from operations, we may need to curtail operations or sell assets.

We have been named a defendant in several lawsuits, which if determined adversely, could harm our ability to fund operations.

     Eagle Broadband and its subsidiaries have been named defendants in several lawsuits in which plaintiffs are seeking substantial damages, which may include any of the following lawsuits:

     o Enron Corp. vs. United Computing Group, Inc. In September 2003, Enron sued United Computing Group seeking to avoid and recover a transfer in the amount of approximately $1,500,000 under Section 547 and 550 of the Bankruptcy Code.

     o Cornell Capital Partners, LP. vs. Eagle Broadband. In July 2003, Cornell Capital sued Eagle Broadband alleging breach of contract, fraud and negligent misrepresentation. As of November 30, 2003, the principal balance of the debenture was approximately $1.2 million and was repaid, although the suit remains outstanding. We have filed a counter-claim against Cornell Capital seeking in excess of $2 million.

     o The Tail Wind Fund, Ltd. v. Eagle Broadband and Link Two Communications. In June 2004, the Tail Wind Fund sued Eagle asserting a breach of contract claim in the amount of approximately $25 million.

     o Palisades Master Fund L.P. vs. Eagle Broadband, Inc. In November 2004, Palisades sued Eagle claiming in excess of $3,100,000 in damages.

We intend to vigorously defend these and other lawsuits and claims against us. However, we cannot predict the outcome of these lawsuits, as well as other legal proceedings and claims with certainty. An adverse resolution of any one pending lawsuit could substantially harm our ability to fund operations.

Our revenues may decrease if recurring-revenue contracts and security monitoring contracts are cancelled.

     For the twelve months ended August 31, 2004 and 2003, approximately 44% and 24%, respectively, of our revenue was generated by recurring-revenue contracts with Eagle Broadband Services and our security monitoring contracts with DSS Security. Although to date we have not experienced any significant interruptions or problems in our broadband or security services, any defects or errors in our services or any failure to meet customers' expectations could result in the cancellation of services, the refund of customers' money, or the requirement that we provide additional services to a client at no charge. Any of these events could reduce the revenues or the margins associated with this revenue segment.

We rely heavily on third-party suppliers for the material components for our products and supply shortages could cause delays in manufacturing and delivering products which could reduce our revenues.

     We rely upon unaffiliated suppliers for the material components and parts used to assemble our products. Most parts and components purchased from suppliers are available from multiple sources. We have not experienced significant supply shortages in the past and we believe that we will be able to continue to obtain most required components and parts from a number of different suppliers. However, the lack of availability of certain components could require a major redesign of our products and could result in production and delivery delays, which could reduce our revenues and impair our ability to operate profitably.

Because our industry is rapidly evolving, if we are unable to adapt or adjust our products to new technologies, our ability to compete and operate profitably may be significantly impaired.

     The design, development, and manufacturing of personal communication systems, specialized mobile radio products, and multimedia entertainment products industry is highly competitive and characterized by rapid technology changes. We compete with other existing products and will continue to compete against other technologies. Development by others of new or improved products or technologies may make our products obsolete or less competitive. While we believe that our products are based on established state-of-the-art technology, our products may become obsolete in the near future or we may not be able to adapt, adjust or develop a commercial market for our products in response to future technology advances and developments. The inability to develop new products or adapt our current products to new technologies will impair our ability to compete and to operate profitably.

Approximately 48% of our total assets are comprised of intangible assets including goodwill, contract rights, customer relationships and other intangible assets which are subject to review on a periodic basis to determine whether an impairment on these assets is required. An impairment would not only greatly diminish our assets, but would also require us to record a significant charge against our earnings.

     We are required under generally accepted accounting principles to review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. At the fiscal year ended August 31, 2003, management determined that $1.8 million of goodwill associated with the Comtel Communications acquisition was impaired. At May 31, 2004, our intangible assets, including goodwill, were $35.9 million. If management determines that impairment exists, we will be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill is determined.

Our business relies on our use of proprietary technology. Asserting, defending and maintaining intellectual property rights is difficult and costly and the failure to do so could harm our ability to compete and to fund our operations.

     We rely, to a significant extent, on trade secrets, confidentiality agreements and other contractual provisions to protect our proprietary technology. In the event we become involved in defending or pursuing intellectual property litigation, such action may increase our costs and divert management's time and attention from our business. In addition to costly litigation and diversion of management's time, any potential intellectual property litigation could force us to take specific actions, including:

     o    cease selling products that use the challenged intellectual property;

     o obtain from the owner of the infringed intellectual property a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

     o    redesign those products that use infringing intellectual property.

We compete with many companies that are larger and better financed than we are, and our growth and profitability are dependent on our ability to compete with these entities.

     We face competition from many entities with significantly greater financial resources, well-established brand names, and larger customer bases. We may become subject to severe price competition for our products and services as companies seek to enter our industry or current competitors attempt to gain market share. We expect competition to intensify in the future and expect significant competition from traditional and new telecommunications companies including, local, long distance, cable modem, Internet, digital subscriber line, microwave, mobile and satellite data providers. If we are unable to make or keep our products competitively priced and attain a larger market share in the markets in which our products compete, our levels of sales and our ability to achieve profitability may suffer.

A system failure could delay or interrupt our ability to provide products or services and could increase our costs and reduce our revenues.

     Our operations are dependant upon our ability to support a highly complex network infrastructure. Many of our customers are particularly dependent on an uninterrupted supply of services. Any damage or failure that causes interruptions in our operations could result in loss of these customers. To date, we have not experienced any significant interruptions or delays which have affected our ability to provide products and services to our clients. Because our headquarters and infrastructure are located in the Texas Gulf Coast area, there is a likelihood that our operations may be effected by hurricanes or tropical storms, tornados, or flooding. Although we maintain redundant systems in north Houston, Texas, which allow us to operate our networks on a temporary basis, the occurrence of a natural disaster, operational disruption or other unanticipated problem could cause interruptions in the services we provide and significantly impair our ability to generate revenue and achieve profitability.

Our stock price has fluctuated intensely in the past, and stockholders face the possibility of future fluctuations in the price of our common stock.

     The market price of our common stock may experience fluctuations that are unrelated to our operating performance. From January 30, 2003, through December 22, 2004, the highest sales price of our common stock was $2.08 which occurred on January 20, 2004, and the lowest sales price was $0.12, which occurred on March 7, 2003. The market price of our common stock has been volatile in the last 12 months and may continue to be volatile.

Our industry is highly regulated, and new government regulation could hurt our ability to timely introduce new products and technologies.

     Our telecommunication and cable products are regulated by federal, state, and local governments. We are generally required to obtain regulatory approvals in connection with providing telephone and television services. For example, the cable and satellite television industry is regulated by Congress and the Federal Communications Commission. Further, the way we design our products may be substantially affected by and various legislative and regulatory proposals under consideration from time to time. New laws or regulations may harm our ability to timely introduce new products and technologies, which could decrease our revenues by shortening the life cycle of a product.

This offering may have an adverse impact on the market value of our stock.

     This prospectus relates to the sale or distribution of up to 30,000,000 shares of our common stock by us. The sales of these shares, or even the possibility of the sale, may adversely affect the trading market for our common stock and reduce the price availability in that market. Additionally, the future sale or distribution of substantial amounts of our shares of common stock could impair our ability to raise capital through future sales of our equity securities.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements subject to the "safe harbor" legislation appearing at Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not solely a statement of historical fact (such as when we use words such as "believe," "expect," "anticipate," "estimate," "intend," "plan," "will," "would," "could," "likely" and other similar words, phrases or statements), you should understand that our expectations may not be correct, although we believe they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in the prospectus will continue. The forward-looking information contained in this prospectus is generally located under the headings "Our Business" and "Risk Factors," but may be found in other locations as well. These forward-looking statements generally relate to our strategies, plans, objectives and expectations for future operations and are based upon management's reasonable beliefs or estimates of future results or trends. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even if our situation changes in the future.

     Specific factors that might cause actual results to differ from our expectations or may affect the value of our securities include, but are not limited to:

     -    our ability to develop and introduce innovative products;

     - our ability to gain and maintain market acceptance for our new products and to satisfy consumer preferences;

     - our ability to protect our existing intellectual property rights and to adequately secure and enforce rights for new proprietary technology;

     - cancellation or lack of market acceptance of our recurring-revenue contracts;

     -    risks of competition in our existing and future markets;

     - the failure to obtain or maintain or delays in obtaining any necessary regulatory approvals or licenses for our products;

     -    our liquidity constraints; and

     - the other risks described in "Risk Factors" beginning on page 3, or elsewhere in this prospectus, and in our reports on Forms 10-K, 10-Q and 8-K filed from time-to-time with the SEC and incorporated herein by reference.

     All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.


                                 USE OF PROCEEDS

     Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include the acquisition of future businesses or complimentary products, funding working capital requirements, and repayment of indebtedness.

     The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

                           DESCRIPTION OF COMMON STOCK

     We are authorized to issue up to 350,000,000 shares of common stock, $.001 par value per share, and up to 5,000,000 shares of preferred stock, $.001 par value per share. As of January 19, 2005, 225,491,457 shares of our common stock were outstanding, and no shares of our preferred stock were outstanding. 15,383,965 shares are reserved for issuance upon the exercise of outstanding stock options and warrants. At January 19, 2005, there were approximately 33,000 holders of record of Eagle common stock.

     The following description of the terms of Eagle Broadband's capital stock does not purport to be complete and is qualified in its entirety by reference to Eagle Broadband's article of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by provisions of applicable Texas law.

Dividends

     Our Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock. Eagle has never paid any cash dividends on its common stock and does not anticipate paying cash dividends within the next two years.

Common Stock

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. A plurality of the votes of all shares of common stock which are present in person or by proxy at any meeting are entitled to vote shall determine all elections and a majority, unless required otherwise by state law, shall determine all other matters. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and liquidation preferences on the preferred stock, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Preferred Stock

     Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

     -    restricting dividends on the common stock;

     -    diluting the voting power of the common stock;

     -    impairing the liquidation rights of the common stock; and

     - delaying or preventing a change in control of the Company without further action by the stockholders.

     We have no present plans to issue any shares of preferred stock.

                              PLAN OF DISTRIBUTION

     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers,
(2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

     o    a fixed price or prices, which may be changed;

     o    market prices prevailing at the time of sale;

     o    prices related to the prevailing market prices; or

     o    negotiated prices.

     We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

     With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

     Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The American Stock Exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

     In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available and complied with.

     Our common stock is currently traded on American Stock Exchange under the symbol "EAG."

                                  LEGAL MATTERS

     The validity of the issuance of the securities being offered hereby has been passed upon for us by Brewer & Pritchard, P.C., Houston, Texas. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                     EXPERTS

     Our consolidated financial statements as of and for the years ended August 31, 2004 and 2003, appearing in our annual report on Form 10-K for the year ended August 31, 2004, have been audited by Lopez, Blevins, Bork and Associates, LLP independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Our consolidated financial statements as of and for the year ended August 31, 2002, appearing in our annual report on Form 10-K for the year ended August 31, 2004, have been audited by McManus & Co., P.C., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

     The consolidated financial statements are incorporated herein by reference in reliance upon the report of Lopez, Blevins, Bork and Associates, LLP, and McManus & Co., P.C., pertaining to such financial statements given upon the authority of such firms as experts in accounting and auditing.

                          WHERE TO LEARN MORE ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" into this prospectus the documents we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the Commission automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

     1. Annual Report on Form 10-K for the fiscal year ended August 31, 2004, as filed with the Commission on November 30, 2004; Annual Report on Form 10-K/A for the fiscal year ended August 31, 2004, as filed with the Commission on December 29, 2004;

     2. Our Current Reports on Form 8-K dated January 18, 2005, as filed on January 19, 2005; November 30, 2004, as filed on December 1, 2004; November 1, 2004, as filed on November 9, 2004; October 26, 2004, as filed on November 1, 2004; September 30, 2004, as filed on October 4, 2004; August 31, 2004, as filed on September 01, 2004;

     3. Our quarterly report of Form 10-Q for the fiscal quarter ended November 30, 2004, as filed with the Commission on January 18, 2005;

     4. The description of our common stock contained in our Registration Statement on Form S-3 dated October 3, 2003, File No. 333-109481;

     5. All other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended August 31, 2004; and

     6. All documents subsequently filed by the us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

     If you request, either in writing or orally, a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. You should direct requests for such copies to: Attention: Corporate Secretary, 101 Courageous Drive, League City, Texas 77573-3925, telephone (281) 538-6000.

     You should rely on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.


     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Our charter, bylaws and indemnification agreements by and among Eagle and our directors and executive officers provide that we will indemnify our directors and officers, to the fullest extent permitted under Texas law, including in circumstances in which indemnification is otherwise discretionary under Texas law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Eagle, pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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--------------------------------------------------------------------------------

                              EAGLE BROADBAND, INC.

                                  Common Stock

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------


                           Dated ______________, 2005

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

   ---------------------------------------------------------------------------

                                TABLE OF CONTENTS

   PROSPECTUS SUMMARY                                                        1
   RISK FACTORS                                                              2
   FORWARD-LOOKING STATEMENTS                                                3
   USE OF PROCEEDS                                                           4
   DESCRIPTION OF COMMON STOCK                                               4
   PLAN OF DISTRIBUTION                                                      5
   LEGAL MATTERS                                                             5
   EXPERTS                                                                   5
   WHERE TO LEARN MORE ABOUT US                                              5
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           5
   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
    LIABILITIES                                                              6

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

        SEC registration fee                 $   2,205
        Printing and engraving expenses          2,500 *
        Legal fees and expenses                  7,500 *
        Accounting fees and expenses             2,000 *
        Miscellaneous                            5,000 *
                                             ----------
        Total                                $  19,205
                                             ----------

        * Estimated

     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation provide that: "No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law;
(iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute."

     Our Articles further provide that: "The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act." The Texas Business Corporation Act generally provides that a director may not be indemnified in respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (2) in which the person is found liable to the corporation.

     Section 10.2 of our Bylaws provide that "The Company shall indemnify every Indemnitee [which includes officers and directors] against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with
Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company's best interests and, in all other cases, that his conduct was at least not opposed to the Company's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or
(y) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this
Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven." Section 10.4 referred to above provides that: "Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designated Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated."

     ITEM 16. EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

     ITEM 17. UNDERTAKINGS (I just cleaned it up and deleted reference to indemnification of O&D which was not required.)

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial Bona Fide offering thereof.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of League City, State of Texas, on January 21, 2005.

EAGLE BROADBAND, INC.

By: /s/ David A. Weisman
    ----------------------------------
    David A. Weisman,
    Chairman of the Board and
    Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                                  DATE
---------                      -----                                  ----

 /s/ David A. Weisman          Chairman of the Board and        January 21, 2005
-------------------------      Chief Executive Officer
 David A. Weisman

 /s/ Eric Blachno              Chief Financial Officer          January 21, 2005
-------------------------      (Principal Financial and
 Eric Blachno                   Accounting Officer)

 /s/ H. Dean Cubley            Director                         January 21, 2005
-------------------------
 H. Dean Cubley

 /s/ Christopher W. Futer      Director                         January 21, 2005
-------------------------
 Christopher W. Futer

 /s/ A. L. Clifford            Director                         January 21, 2005
-------------------------
 A. L. Clifford

 /s/ Lorne E. Persons          Director                         January 21, 2005
-------------------------
 Lorne E. Persons

 /s/ Jim Reinhartsen           Director                         January 21, 2005
-------------------------
 Jim Reinhartsen

 /s/ James D. Yarbrough        Director                         January 21, 2005
-------------------------
 James D. Yarbrough

 /s/ Glenn A. Goerke           Director                         January 21, 2005
-------------------------
 Glenn A. Goerke

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                                      II-2

                                  EXHIBIT INDEX

Exhibit    Description
Number

 3.1(a) Eagle Broadband, Inc. Articles of Incorporation, as Amended, dated February 17, 2004. (Incorporated herein by reference to Exhibit 3.1 of Form 10-K/A filed May 30, 2004.)

 3.1(b) Eagle Broadband, Inc. Articles of Incorporation, as Amended and Restated, dated February 13, 2002. (Incorporated herein by reference to Exhibit 3.1 of Form SB-d file No. 333-20011)

 3.2 Amended and Restated Eagle Broadband, Inc. Bylaws (Incorporated by reference to Exhibit 3.2 of Form 10-KSB for the fiscal year ended August 31, 2001, filed November 16, 2001).

 4.1       Form of Common Stock Certificate (incorporated by reference to
           Exhibit 4.1 of Form S-3, file no. 333-109481, filed on October 3,
           2003).

 5.1       Opinion of Brewer & Pritchard, P.C.

23.1       Consent of Brewer & Pritchard, P.C. (included in Exhibit 5.1).

23.2       Consent of Lopez, Blevins, Bork and Associates, LLP

23.3       Consent of McManus & Co., P.C.


                                      EX-1
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